EXHIBIT 99.1


     Express Scripts Completes Acquisition of Phoenix Marketing Group, Inc.

ST. LOUIS, February 25, 2002--Express Scripts, Inc. (Nasdaq: ESRX) announced today that it has completed the acquisition of the assets of Phoenix Marketing Group (Holdings), Inc. ("Phoenix") from Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC) for $33 million in cash.

     "We're pleased to announce the completion of this acquisition," stated Barrett Toan, chairman and chief executive officer. "Phoenix is well-positioned to assume a greater share of the expanding market for pharmaceutical sampling, and we are focused on leveraging the combined strengths of the two organizations."

     Phoenix is one of the largest prescription drug sample fulfillment companies in the country, shipping approximately 95 million sample units in 2001. Outsource spending is growing as a percentage of pharmaceutical manufacturers' total sales and marketing expenses, and medication sampling is a key element in the prescription distribution market. Phoenix records an administrative fee for distributing samples to doctors based on orders received from pharmaceutical sales representatives.


     Express Scripts,  Inc. is one of the largest  pharmacy  benefit  management
(PBM) companies in North America. Express Scripts serves thousands of client groups, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Express Scripts provides integrated PBM services, including network pharmacy claims processing, mail pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug data analysis services, medical information management services and informed decision counseling services through its Express Health Line SM division. The company also provides distribution services for specialty pharmaceuticals through its Specialty Distribution subsidiary. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.





SAFE HARBOR STATEMENT

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

o risks associated with our acquisitions of Phoenix and NPA, including integration risks and costs, risks of client retention, and risks associated with the operations of acquired businesses
o risks associated with our ability to maintain internal growth rates, or to control operating or capital costs
o continued pressure on margins resulting from client demands for enhanced service offerings and higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers
o competition, including price competition, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers
o adverse results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations, such as privacy regulations under the Health Insurance Portability and Accountability Act (HIPAA)), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations
o the possible loss of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers
o adverse results in litigation, including a pending case challenging Express Scripts' business practices under the Employee Retirement Income Security Act (ERISA)
o risks associated with our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements
o risks associated with our ability to continue to develop new products, services and delivery channels
o general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs
o uncertainties regarding the implementation and the ultimate terms of proposed government initiatives, including a Medicare prescription drug benefit
o increase in credit risk relative to our clients due to adverse economic trends
o other risks described from time to time in our filings with The Securities and Exchange Commission

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.